UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 30, 2015

Delphi Automotive PLC

(Exact name of registrant as specified in its charter)

Jersey	001-35346	98-1029562
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Courteney Road

Hoath Way

Gillingham, Kent ME8 0RU

United Kingdom

(Address of Principal Executive Offices) (Zip Code)

(Registrant’s Telephone Number, Including Area Code) 011-44-163-423-4422

(Former Name or Former Address, if Changed Since Last Report) N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01; 2.03	Entry into a Material Definitive Agreement; Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 30, 2015, Delphi Automotive PLC (“Delphi”) issued an announcement pursuant to Rule 2.7 of the United Kingdom City Code on Takeovers and Mergers (the “Rule 2.7 Announcement”) disclosing the terms of a recommended offer (the “Offer”) by Delphi to acquire all of the issued and to be issued shares of HellermannTyton Group PLC (“HellermannTyton”), a public limited company registered in England and Wales (the “Acquisition”). The Acquisition is expected to be effected by way of a court-sanctioned scheme of arrangement (the “Scheme”), which will be implemented under Part 26 of the U.K. Companies Act of 2006, as amended (the “Companies Act”).

In connection with the Acquisition, on July 30, 2015, (i) Delphi and HellermannTyton entered into a co-operation agreement (the “Co-operation Agreement”) and (ii) Delphi, Delphi Corporation, Delphi Automotive LLP, Delphi Automotive Holdings US Limited, certain financial institutions from time to time party thereto, as lenders and Barclays Bank PLC, as administrative agent, entered into a Senior Bridge Credit Agreement (the “Senior Bridge Credit Agreement”), pursuant to which, subject to the terms and conditions set forth therein, the lenders thereunder agreed to provide a £550 million bridge term loan facility. Delphi has no material relationships with HellermannTyton except for the Co-operation Agreement, and has no material relationships with Barclays Bank PLC, except that affiliates of Barclays Bank PLC are lenders and agents under Delphi’s existing credit facilities and have acted as underwriters in connection with offerings of senior notes by Delphi.

Pursuant to the terms of the Offer, each shareholder of HellermannTyton is entitled to receive 480 pence in cash for each ordinary share of €0.01 in the capital of HellermannTyton (a “HellermannTyton Share”), or approximately £1.07 billion in the aggregate ($1.66 billion, based on the GBP/USD exchange rate of 1/1.54 on July 27, 2015). In addition, HellermannTyton shareholders will continue to be entitled to receive an interim dividend in respect of the six-month period ended June 28, 2015 of up to 2.2 pence for each HellermannTyton share.

Completion of the Offer and consummation of the Acquisition is conditioned upon, among other things, (i) approval of the Scheme and the related resolutions by the requisite majorities of HellermannTyton shareholders (representing a majority in number voting and 75% in number of shares), (ii) the sanction of the Scheme by the High Court of England and Wales, (iii) certain regulatory approvals and clearances and/or the expiration or termination of the applicable waiting periods under the relevant antitrust laws, including the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, as well as the antitrust laws of such other jurisdictions in which the parties agree that an antitrust filing should be made, including the European Union, Russia, Brazil and China and (iv) certain other conditions as described in the Rule 2.7 Announcement. The conditions to the Acquisition are set out in full in the Rule 2.7 Announcement attached as Exhibit 2.1 hereto. The Offer will lapse if: (i) the shareholder meetings of HellermannTyton are not held by the 22nd day after October 15, 2015 or the expected date of such meetings as set out in the document to be published by HellermannTyton setting out details of the Scheme (the “Scheme Document”), (ii) the Court hearing to approve the Scheme is not held by the 22nd day after October 15, 2015 or the expected date of the sanction of the Scheme to be set out in the Scheme Document, or (iii) the Scheme does not become effective by June 30, 2016; provided however, that these deadlines for the timing of the shareholder meetings and the Court hearing to approve the Scheme may be waived by Delphi. Each of the deadlines above may be extended by agreement between HellermannTyton and Delphi with the consent of the U.K. Panel on Takeovers and Mergers (the “Panel”), if required.

It is expected that, subject to the satisfaction or waiver of all relevant conditions, the Acquisition will close in the fourth quarter of 2015. The Acquisition will be funded with a combination of debt and Delphi’s existing cash resources.

Delphi reserves the right, subject to the prior consent of the Panel and the terms of the Co-operation Agreement, to elect to implement the Acquisition by way of a takeover offer (as such term is defined in the Companies Act).

Co-operation Agreement

On July 30, 2015, Delphi and HellermannTyton entered into the Co-operation Agreement in connection with the proposed Acquisition. Pursuant to the Co-operation Agreement and subject to the conditions set forth therein, (i) Delphi has agreed not to effect any transaction that would be reasonably likely to impede or prejudice obtaining the regulatory and other clearances necessary for the Acquisition (the “Regulatory Condition”), (ii) HellermannTyton has agreed to provide Delphi with such information and assistance as Delphi may reasonably require for the purposes of satisfying the Regulatory Condition prior to December 31, 2015, and (iii) Delphi and HellermannTyton have agreed to cooperate for the purposes of preparing and submitting applications required to satisfy the Regulatory Condition.

Delphi has the right to terminate the Co-operation Agreement if (i) the board of directors of HellermannTyton withdraws its recommendation of the Scheme, (ii) a competing proposal is recommended by the board of directors of HellermannTyton or implemented or (iii) a condition to the Acquisition has not been (or becomes incapable of being) satisfied or waived with the permission of the Panel. The Co-operation Agreement terminates on the date on which the Scheme becomes effective (the “Effective Date”) and can be terminated by either Delphi or HellermannTyton if the Effective Date has not occurred prior to June 30, 2016, or the Acquisition lapses, terminates or is otherwise withdrawn. Further information relating to the Co-operation Agreement is contained in the Rule 2.7 Announcement filed as an exhibit hereto.

Senior Bridge Credit Agreement

On July 30, 2015, Delphi, Delphi Corporation, Delphi Automotive LLP, Delphi Automotive Holdings US Limited, certain financial institutions from time to time party thereto, as lenders and Barclays Bank PLC, as administrative agent, entered into the Senior Bridge Credit Agreement, pursuant to which, the lenders thereunder agreed to provide a £550 million bridge term loan facility. Delphi and Delphi Corporation, a Delaware corporation, are borrowers under the Senior Bridge Credit Agreement. The bridge term loans are available to be drawn in U.S. Dollars or Pounds Sterling for a period of 364 days, subject to the terms and conditions set forth in the Senior Bridge Credit Agreement, including customary certain funds conditions.

The proceeds of the bridge term loans may be used by Delphi and Delphi Corporation to finance the Acquisition and to pay certain fees and expenses, as further provided in the Senior Bridge Credit Agreement. The Senior Bridge Credit Agreement provides that, consistent with Delphi Corporation’s existing credit facility, upon the maintenance of certain credit ratings criteria, subsidiaries of Delphi Corporation will not be required to provide guaranties, Delphi and its subsidiaries will not be required to provide collateral and certain negative covenants will remain suspended, subject, in each case, to potential reinstatement if the credit ratings criteria cease to be satisfied.

The foregoing summaries of the Rule 2.7 Announcement, the Co-operation Agreement and the Senior Bridge Credit Agreement do not purport to be complete and are subject to, and qualified in their entirety by, the text of the Rule 2.7 Announcement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K (the “Current Report”), the text of the Co-operation Agreement, which is attached as Exhibit 2.2 to this Current Report and the text of the Senior Bridge Credit Agreement, which is attached as Exhibit 10.1 to this Current Report. Each of these exhibits is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On July 30, 2015, Delphi issued a press release announcing the terms of a recommended offer by Delphi to acquire all of the issued and to be issued shares of HellermannTyton and details of certain other pending acquisitions and investments by Delphi. The press release, filed as Exhibit 99.1 to this Current Report, is incorporated herein by reference.

The information contained in this Item 7.01 is being furnished, not filed, pursuant to Item 7.01. Accordingly, this information will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1	Rule 2.7 Announcement, dated July 30, 2015

2.2	Co-operation Agreement, dated as of July 30, 2015, by and among Delphi and HellermannTyton

10.1	Senior Bridge Credit Agreement, dated as of July 30, 2015, among Delphi, Delphi Corporation, Delphi Automotive LLP, Delphi Automotive Holdings US Limited, certain financial institutions from time to time party thereto, as lenders and Barclays Bank PLC, as administrative agent

99.1	Press Release, dated July 30, 2015

Forward-Looking Statements

This Current Report contains forward-looking statements within the meaning of the Securities Act of 1933 and of the Securities Exchange Act of 1934. These forward-looking statements reflect, when made, Delphi’s current views with respect to current events and the proposed Acquisition and certain other investments and acquisitions by Delphi and those related to the proposed financing. All statements that address our expectations surrounding consummation of such transactions and their impact on Delphi, as well as future operating, financial or business performance or our strategies or expectations are forward-looking statements. Such forward-looking statements are subject to many risks, uncertainties and factors relating to Delphi’s operations and business environment as well as market conditions, which may cause Delphi’s actual results to be materially different from any future results, express or implied, by such forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “explore,” “potential,” “outlook” or “continue,” and other comparable terminology. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: our ability to consummate pending acquisitions and our ability to integrate and realize the benefits of pending and recent acquisitions; global economic conditions, including conditions affecting the credit market; the cyclical nature of automotive sales and production; the potential disruptions in the supply of and changes in the competitive environment for raw material integral to our products; our ability to maintain contracts that are critical to our operations; our ability to attract, motivate and/or retain key executives; our ability to avoid or continue to operate during a strike, or partial work stoppage or slow down by any of our unionized employees or those of our principal customers, and our ability to attract and retain customers. Additional factors are discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our filings with the Securities and Exchange Commission, including those set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014. New risks and uncertainties arise from time to time, and it is impossible for Delphi to predict these events or how they may affect Delphi. Delphi disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise, except as may be required by law.

No Offer or Solicitation

This Current Report is not intended to and does not constitute or form part of an offer or invitation to purchase or otherwise acquire any securities or the solicitation of any vote or approval in any jurisdiction, pursuant to the Offer or otherwise in contravention of applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 30, 2015	DELPHI AUTOMOTIVE PLC

	By:	/s/ David M. Sherbin
David M. Sherbin

Senior Vice President, General Counsel, Secretary and Chief Compliance Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Rule 2.7 Announcement, dated July 30, 2015

2.2	Co-operation Agreement, dated as of July 30, 2015, by and among Delphi and HellermannTyton

10.1	Senior Bridge Credit Agreement, dated as of July 30, 2015, among Delphi, Delphi Corporation, Delphi Automotive LLP, Delphi Automotive Holdings US Limited, certain financial institutions from time to time party thereto, as lenders and Barclays Bank PLC, as administrative agent

99.1	Press Release, dated July 30, 2015